Exhibit 21


                         Subsidiaries of the Registrant


Wholly-Owned Subsidiaries of CoActive Marketing Group, Inc. (Registrant):

                                                     State of Organization
                                                     ---------------------
         Inmark Services LLC                                Delaware

         U.S. Concepts LLC                                  Delaware

         Optimum Group LLC                                  Delaware

         Bars.com LLC                                       Delaware



49% Owned Subsidiary of the Registrant:



         Garcia Baldwin, Inc. (dba MarketVision)              Texas



Wholly-Owned Subsidiary of the Registrant's
 Wholly-Owned Subsidiary, Inmark Services LLC:

         Grupo Hacerlo LLC                                  New York

Wholly-Owned Subsidiary of the Registrant's
 Wholly-Owned Subsidiary, U.S. Concepts LLC:

         Digital Intelligence Group LLC                     Delaware


                                       55